SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2004

FIRST AVENUE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Court Square, Suite 202, Charlottesville, VA 22902

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (434) 220-4988

Item 5.	Other Events and Required FD Disclosure.

On January 29, 2004, First Avenue Networks Inc. (the “Company”), announced in a press release that it has closed a $4 million private equity financing. The investors received 1.1 million shares of Common Stock of the Company and warrants for the purchase of an additional 1.1 million shares of Common Stock. The purchase price of each share of Common Stock and accompanying warrant was $3.60. As part of the transaction, holders of the Company’s secured notes extended the maturity of these notes for two years to December 2008. The Company is attaching the Press Release as Exhibit 99.1 to this current report on Form 8-K.

Item 7.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

4.1	Form Stock Purchase Warrant to subscribe for and purchase Common Stock of First Avenue Networks, Inc.

4.2	Form of 9% Senior Secured Note due December 20, 2008.

10.1	Common Stock and Warrant Purchase Agreement, dated January 28, 2004, by and between First Avenue Networks, Inc. and the Investors party thereto.

10.2	Amended and Restated Registration Rights Agreement, dated January 28, 2004, by and between First Avenue Networks, Inc. and the parties thereto.

10.3	First Amendment to Senior Secured Note and Class A Warrant Purchase Agreement, dated January 26, 2004, among First Avenue Networks, Inc. and the Purchasers named in Schedule I thereto.

99.1	Press Release dated January 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AVENUE NETWORKS, INC.

Date: January 29, 2004	By:	/s/ Dean M. Johnson

Name: Dean M. Johnson
Title: President and Chief Executive Officer